UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
July 20, 2006
(Date of earliest event reported)
Volcom, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51382 (Commission File Number)	33-0466919 (IRS Employer Identification No.)

1740 Monrovia Avenue, Costa Mesa, California (Address of principal executive offices)		92627 (Zip Code)
Registrant’s telephone number, including area code: (949) 646-2175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On July 20, 2006, Volcom, Inc. (“Volcom”) entered into an unsecured credit agreement with Bank of the West. The unsecured credit agreement is more fully described in Item 2.03 below, which is incorporated by reference into this Item 1.01 in its entirety.
Item 1.02 Termination of a Material Definitive Agreement
Upon entry into the unsecured credit agreement, the August 12, 2003 secured credit agreement, as amended, by and between Bank of the West and Stone Boardwear, Inc. (the predecessor entity to Volcom), with a capacity of $10 million, terminated.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On July 20, 2006, Volcom, as borrower, entered into an unsecured credit agreement with a capacity of up to $20 million (including a line of credit, foreign exchange facility and letter of credit sub-facilities) (the “Agreement”), with Bank of the West, as borrower. The Agreement expires on August 31, 2008, at which time all outstanding amounts under the Agreement will be due and payable. At July 20, 2006, we had $3.5 million in letters of credit outstanding under the Agreement with no outstanding borrowings. The Agreement provides that borrowings under the Agreement may be used for working capital purposes and other general corporate purposes. Borrowings under the Agreement bear interest, at our option, either at the bank’s prime rate or LIBOR plus 1.50%.
The Agreement requires compliance with conditions precedent that must be satisfied prior to any borrowing, as well as ongoing compliance with specified affirmative and negative covenants, including covenants related to our financial condition, including requirements that we maintain a minimum net profit after tax and a minimum effective tangible net worth. The Agreement also provides for customary events of default, including failure to pay any principal or interest when due, and failure to comply with covenants. In the event of default by Volcom, Bank of the West may declare the obligations under the Agreement immediately due and payable.
The foregoing description of the Agreement and related matters is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1	Credit Agreement dated as of July 20, 2006 between Volcom, Inc. and Bank of the West

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcom, Inc.
(Registrant)

Date: July 24, 2006	By	/s/ S. HOBY DARLING
S. Hoby Darling
Vice President of Strategic Development, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1.	Credit Agreement dated as of July 20, 2006 between Volcom, Inc. and Bank of the West